                                                            Law Offices
                                                    Greer, Herz & Adams, L.L.P.

                                             a registered limited liability partnership
                                                including professional corporations

                                                          One Moody Plaza
                                                       Galveston, Texas 77550

                                                      Galveston (409) 765-5525
                                                       Houston (713) 480-5278
                                                     Telecopier (409) 766-6424

                                                           April 26, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Judicial Plaza
Washington, D.C.  20549

         RE:      American National Variable Annuity Separate Account ("Separate Account") Post-Effective Amendment No. 8 to Form
                  N-4; File No. 333-30318; Opinion and Consent of
                  Counsel

Gentlemen:

         We are counsel to American National Insurance Company ("ANICO"), the depositor of the Separate Account.  As such, we participated in the formation of the Separate Account and the registration of such separate account with the Securities and
Exchange Commission.  Accordingly, we are familiar with the corporate records, certificates, and consents of officers of ANICO as we have deemed necessary or appropriate for the purpose of this opinion.

         Based upon the foregoing, and our consideration of such other matters of fact and questions of law as we have deemed necessary and proper in the circumstances, we are of the opinion that:

         1.       ANICO is a duly organized and existing corporation under the laws of the State of Texas and that its principal business is to be an insurer.

         2.       The Separate Account is a duly organized and existing separate account of ANICO under the laws of the State of
Texas and is registered as a unit investment trust under the Investment Company Act of 1940.

         3.       The Variable Annuity Contracts registered by this Registration Statement under the Securities Act of 1933 and the
Investment Company Act of 1940 (File No. 333-30318) will, upon issuance thereof, be validly authorized and issued.

         We hereby consent to the use of our opinion of counsel in the Post-Effective Amendment No. 8 to Form N-4 Registration
Statement (File No. 333-30318) filed on behalf of the Separate Account.  We further consent to the statements made regarding us and to the use of our name under the caption "Legal Matters" in the statement of additional information constituting a part of such Post-Effective Amendment No. 8 to such Registration Statement.

                                                              Yours very truly,

                                                              GREER, HERZ & ADAMS, L.L.P.

                                                              Gregory S. Garrison